UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2005

(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

1911 Walker Avenue, Monrovia, California,   91016

(Address of principal executive offices)      (Zip Code)

(Registrant's telephone number, including area code): (626) 303-7902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

        On February 2, 2005, the Company filed with the SEC a Form 8-K. Subsequent to the filing, the Company discovered that a date in the fourth paragraph of the filing was incorrectly reported as January 14, 2004. The correct date is January 14, 2005. Below is the corrected paragraph in its entirety.

        On December 16, 2004, the Company submitted to the FDA a supplement to the Company’s investigational device exemptions application for the STAAR Myopic Implantable Contact Lens (ICL™). The supplement requested permission for each of the active clinical centers to continue enrollment of eyes in the ICL clinical investigation while the pre-market approval is pending with the FDA so that the physicians may continue to expand on their clinical experience with implantation of the ICL. On January 14, 2005, the FDA approved the supplement allowing 18 investigational sites to enroll a combined total of 75 additional eyes each month.

        The information in this Current Report on Form 8-K will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	February 2, 2005	STAAR SURGICAL COMPANY By: /s/ John Bily —————————————— John Bily Chief Financial Officer